UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 26, 2006

AVISTAR COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31121	88-0383089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Twin Dolphin Drive, Suite 360

Redwood Shores, California 94065

(Address of principal executive offices, including zip code)

(650) 610-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In September 2005, Avistar Communications Corporation (“we,” “us” or “Avistar”) received a comment letter from the Securities and Exchange Commission (“SEC”) relating to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which included questions regarding the accounting for our November 2004 settlement and patent cross-license agreements with Polycom, Inc. The settlement and patent cross-license agreements resulted in a $27.5 million one-time payment by Polycom to us, and a payment by us to our litigation counsel of $6.4 million in contingent legal fees. Our Form 10-K for the fiscal year ended December 31, 2004 and Forms 10-Q for the three, six and nine months ended March 31, 2005, June 30, 2005 and September 30, 2005, respectively, reported the one time payment by Polycom, net of contingent legal fees, as revenue to be recognized ratably over a five-year period.

On April 26, 2006, our Audit Committee, in consultation with management, Burr Pilger & Mayer, LLP (BPM), our independent registered public accounting firm, and KPMG LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2004, concluded that the proceeds from Polycom previously reported as license revenues should be reclassified from revenue to a component of operating expenses and reflected as “Income from settlement and patent licensing”. The restatement of the net proceeds from the Polycom settlement and patent cross-license agreements had no effect on reported net loss, loss per share, stockholders’ equity (deficit) or net cash flows from operating, investing or financing activities, but did have the effect of overstating revenues and expenses for previously issued interim and annual consolidated financial statements, as of and for the year ended December 31, 2004 and the quarterly and year-to-date periods ended March 31, 2005, June 30, 2005 and September 30, 2005. In addition, our Audit Committee approved the restatement of our previously filed balance sheet as of December 31, 2004 to reflect the gross effect of the $27.5 million payment by Polycom to us, and the payment of $6.4 million of contingent legal fees by us to our litigation counsel, which was previously reported on a net basis as deferred revenue. The 2004 amounts related to the Polycom transaction included in our Annual Report on Form 10-K for the year ended December 31, 2005 will be restated to reclassify the Polycom proceeds from revenue to “Income from settlement and patent licensing,” to be consistent with the presentation of the net proceeds from the Polycom settlement and patent cross-license agreements in the Statement of Operations. Amendment of our Form 10-K for the fiscal year ended December 31, 2004 and Forms 10-Q for the three, six and nine months ended March 31, 2005, June 30, 2005 and September 30, 2005 was not required by the SEC.

As a result of the foregoing, on April 26, 2006, our Audit Committee concluded that the financial statements previously issued and filed by us as of, and for the quarterly and year to date periods ended, December 31, 2004, March 31, 2005, June 30, 2005 and September 30, 2005, should not be relied upon. The Audit Committee discussed this conclusion with BPM LLP and KPMG LLP. We have given effect to the reclassifications outlined above in our Annual Report on Form 10-K for our fiscal year ended December 31, 2005, filed with the SEC on April 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

By:	/s/ Robert J. Habig
Robert J. Habig
Chief Financial Officer

Date:  April 28, 2006